UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 28, 2007 (December 28, 2007)

Anthracite Capital, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-13937	13-3978906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 East 52nd Street, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 810-3333

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 28, 2007, Anthracite Capital, Inc. (the “Company”) received a waiver from its compliance with the GAAP book value covenant at December 31, 2007 in the $100 million multicurrency secured credit facility described below.

The parties to the Waiver and Agreement, dated as of December 28, 2007, are the Company, AHR Capital BOFA Limited and Bank of America, N.A.  Bank of America, N.A. is the lender under the Credit Agreement, dated as of March 17, 2006, among itself, AHR Capital BOFA Limited, as borrower, the Company, as the borrower agent, and the other borrowers from time to time party thereto.  The Company is guarantor of borrowings under the Credit Agreement under a related guaranty.

Bank of America, N.A. and its affiliates have from time to time provided other financial services, including investment banking services, to the Company, BlackRock Financial Management, Inc., the manager of the Company, and their respective affiliates, for which they received customary compensation.

The above summary is not complete and is qualified in its entirety by reference to the full text of the Waiver and Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Waiver and Agreement, dated as of December 28, 2007

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTHRACITE CAPITAL, INC.

By:	/s/ Vincent B. Tritto
Name: Vincent B. Tritto
Title: Secretary

Dated: December 28, 2007